SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2005

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Shafer Court, Suite 100 Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

(847) 384-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On March 24, 2005, Kanbay International, Inc. (the “Company”) issued a press release announcing that Harry C. Gambill had been appointed to the Company’s Board of Directors on March 21, 2005.  Mr. Gambill is expected to be named to the Company’s Compensation Committee.  A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Gambill is the President and Chief Executive Officer of TransUnion LLC (“TransUnion”).  On December 28, 2004, the Company entered into a services agreement with TransUnion, pursuant to which TransUnion has made payments to the Company totaling approximately $77,600 for certain consulting services provided in 2005.  The Company did not perform any services for or receive any payments from TransUnion in 2004.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits:

99.1         Press Release dated March 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: March 24, 2005	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 24, 2005.